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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 15, 2001
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-13468 (Commission File No.)	91-1069248 (IRS Employer Identification Number)
1015 Third Avenue, 12th Floor, Seattle, Washington (Address of principal executive offices)		98104 (Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on or about January 16, 2002.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document including the answers to questions 1, 4, 6, 7, 8, 12, 13, 15, 17, 18, and 19, contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, changes in customer demand for Expeditors' services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, or the unpredictable acts of competitors.

SELECTED INQUIRIES RECEIVED THROUGH DECEMBER 15, 2001

1.  Please can you forward me the financial calendar for 2002, or tell me where I can find it, I cannot see it on the website.

The following are the dates we expect to release quarterly earnings during 2002.

      4th Quarter 2001—February 12, 2002, before the market opens

      1st Quarter 2002—May 8, 2002, after the market closes

      2nd Quarter 2002—August 6, 2002, before the market opens

      3rd Quarter 2002—November 5, 2002, before the market opens

2.  Please characterize business trends thus far in the quarter relative to a year ago. To the extent that they vary, please describe these trends in terms of both geography and mode of transport.

Generally speaking with respect to the first two months of the fourth quarter of 2001, ocean freight was stronger than it was for the same period a year ago and airfreight was somewhat weaker. As we have said before, October 2001 was a strong month showing record profits. November 2001, however, did not surpass that month's results one year ago. This was the result of a drop off in net revenue, primarily a function of lower volumes together with slightly lower airfreight yields.

3.  Please describe the current air and ocean freight capacity environment relative to a year ago and how it is impacting gross yield performance.

Air and ocean capacities have not changed significantly in the last thirty days.

4.  What types of new or increased operating costs have emerged since the events of September 11th and how large are they (relative to pre-September 11th costs)?

Our internal operating costs, as opposed to third party costs which we pass on, have not increased since September 11th. We continue to recognize cost savings through our ongoing productivity initiatives. We have experienced additional expense in the form of increased costs for transportation services purchased from direct carriers.

5.  If operating costs have escalated on the heels of September 11th and have led to higher pricing, how successful has the effort been to pass these costs onto shippers?

Carrier price adjustments have been passed on to the degree market conditions, customer commodity circumstances and service requirements dictate.

6.  What, if any impacts, have discontinued operations at Sabena and Swissair had on Expeditors' performance? How do these compare to the impacts, if any, stemming from ongoing financial difficulties at

Alitalia? Do these types of difficulties have any sort of impact on Expeditors' performance as long as financially distressed carriers maintain their flight operations?

Sabena, Swissair and Alitalia were not and are not among our Sweet 16—the group of preferred air carriers with whom we have global or regional agreements. Whatever the problems may be at these carriers, or at any other group of carriers you may list, our customer service has not been materially challenged. We feel that we have adequately addressed the macro economic issues facing the asset based players in past disclosures. What we will say now is that from a long-term perspective, we continue to be confident. From a short-term perspective, we will say that we are comfortable in our ability to meet customer requirements come what may.

7.  How much of the weakness in year-over-year customs brokerage revenue performance may be attributed directly or indirectly to events stemming from September 11th (i.e., is the current weakness entirely a reflection of a weaker economy)?

The weakness in year over year customs brokerage revenue growth is a direct reflection of a decline in year over year shipment volumes, a trend which began prior to the 11th of September, and also a result of the loss of the Ford brokerage business in the second quarter.

It should now be clear that the market, as a whole, has pulled back on a year over year comparison basis. Retail, which had been strong for us on a comparable basis over the first ten months of 2001, showed some signs of weakening during November. This softening is particularly amplified by the fact that last year we saw a record peak season. The degree to which this weakness has been augmented by the events of September 11th cannot readily be determined by forwarders like us.

Weakness is weakness and its cause is less important than how a company can react to it. We've reacted by increasing productivity, thereby reducing variable overhead expenses. We continue to take market share, but we recognize that in a weakening macro market you have to take a lot just to stay even. We can report that we are taking as much as we can.

8.  How does a changing regulatory/rising operating cost environment impact the customs brokerage practice? How are the impacts on customs brokerage similar or different than those on air and ocean freight?

Customs brokerage is by definition the most regulatory intensive service that we offer. Customs laws are constantly changing as countries modify their customs regulations in reaction to the social, economic and political concerns of the day. As customs requirements have changed over the years, so has our role as a customs broker.

The formal filing of a customs entry is only a small part of the service we perform when acting in this role. Global customs expertise is critical to our ability to assist customers in repositioning their inventory throughout the world.

Your question requests a comparison between the regulatory impact on air and ocean freight and on customs brokerage. It is difficult to disassociate customs brokerage from air and ocean transport. The regulatory changes in brokerage often have a profound, if not the determining, effect on ocean and airfreight shipping patterns. For example, consider the changes to sourcing patterns that result from changes to import quotas.

The ability to accommodate change in the customs arena is a core competency and we think it is one of our strongest competitive advantages.

9.  How many, if any, additional shares have been repurchased since the most recent share buyback authorization and at what average price?

None.

10.  Please provide an update on the legal proceedings with Vastera.

The legal proceedings continue to move. Most of the time, they move forward but at other times they just shake from side to side. To this point, discovery has begun but remains at the preliminary (pre-deposition) stage.

We could write more, but unfortunately it would do none of us any good. Apparently Vastera does not like it when we write about them and already claims to have been legally damaged by comments made in this forum on previous occasions. At this point, we like our case and we know that it is much more than a "corporate hissing fit, an expensive tantrum" or "a case of sour grapes."

11.  We have been hearing that rates for belly space have been falling, while freighter space is either staying steady or rising slightly, but only through regularly scheduled annual rate increases. Has this impacted your airfreight net revenue margins positively or negatively?

While the trend you mention has been somewhat discernable, it has not been significant enough to alter our net revenue margins. Our ratio of freight tendered to dedicated freighters as opposed to freight tendered to carriers offering only belly space has not changed appreciably over the last several months.

12.  With the removal of fuel surcharges at the major airlines, has there been any increase in airfreight volumes due to the lower level, on an absolute basis, of pricing?

In pure economic terms, it is our view that the demand for airfreight is rather inelastic over the short term. This is to say that changes in airline rates do not necessarily change the quantity of freight that will move via air. While some commodities may be candidates for ocean freight, the bulk of airfreight is typically high value, time sensitive products. In our view the volume of airfreight is determined by the underlying market dynamics and demand for the high value, time sensitive product that make up the bulk of air freight.

13.  Ocean import volumes from Asia to the U.S. during October were close to flat, being down (0.5)%, but September's saw a 12.3% increase. Some may then say it appears that in October inventories were still being worked on, with no real need to restock. Has the level of ocean volumes picked up during November relative to October?

Not from our standpoint. Typically, ocean freight volumes ex-Asia peak in the third quarter. October is also typically a strong month—in fact this year it was our strongest month. November, while being up on the prior year, was definitively weaker than October. Historically ocean freight begins to trail off during November for the remainder of the year. It looks like 2001 is no exception in this respect.

Once into January, it would typically be anticipated that ocean freight would begin to build again in anticipation of factory closures for the Chinese New Year holiday.

14.  Did you see airfreight volumes experience the same flattening trend as ocean volumes did during October? If so, how does November look relatively speaking?

As we said, we did not see flattening trends in ocean freight during October. Air volumes in October 2001 were also strong, although from the Far East to North America they were not as strong as October 2000.

November can typically be expected to be slower than October. This year we have not seen the strong "follow-on" volumes that are the hallmark of a great year for airfreight. In this respect, November 2001 airfreight volumes was markedly different from October.

15.  From the second quarter of 2001 to the third quarter, there was an 87 basis point deterioration in net revenue margin to 37.0%, mainly as a result of the deterioration in airfreight net revenue margins. Since airlift pricing appears to have peaked in terms of belly space and freighter pricing is relatively stable, is it safe to assume that the sequential deterioration in net revenue margin during the fourth quarter of 2001 will be minimal?

In the world of basis-point watchers, 87 basis points is not much of a deterioration as you are looking at numbers that leave little room for error. We have been fairly comfortable with our yields to this point in the fourth quarter. That having been said, there are many factors which could influence our margins and we would hardly consider a change, one way or another, of 87 basis points as a "deterioration." It seems like a slight decrease to us.

16.  Could you offer a further breakdown of your Far Eastern business (ex. between Japan and China and other parts of the Asian marketplace)?

We could, but we are not going to honor your request. From a practical standpoint, we have to draw the line somewhere with respect to what we will and will not disclose. We have tried giving peeks at stuff like this before, but we have come to realize that there is really no such thing as one-time only disclosure.

We look to disclosures required by the SEC and try to the very best of our understanding to faithfully comply with all these government mandates. Disclosure beyond this point is, in our opinion, not only gratuitous but also endless.

17.  Do you see your real estate needs changing over the next 2-3 years and if so what kind of incremental capital can we be looking at?

Real estate needs are a function of growth. We categorize these as "nice problems to have." Typically, we lease space because we outgrow real estate. There is no point to buying real estate that you will outgrow in just a few short years, as the transactions costs alone will kill you.

Our balance sheet and square footage requirements are now such that we are all too often offered "build to suit" opportunities. If we can guarantee a continued, long-term use for such a facility, we are reluctant to sign up for a long-term lease that guarantees the landlord that we will pay for her building. If we cannot get a short-term lease, it makes more sense to deploy capital in order to preserve it.

There are also now several markets in which we have reached a size where no one building is likely to have all the space we need. In these cases we know that we can build a structure that some part of our company will not outgrow. Real estate investments in key markets like these are not cheap and it is conceivable that over the next 3 to 5 years, we could easily spend $100 million for real-estate projects in five or so offices.

18.  Have you ever seen a quarterly period in which net revenue has declined and operating income has grown?

Not in recent memory, however, it is conceivable. Depending on the rate of decline in net revenue, we could imagine a quarter where net revenue was slightly down year over year and yet through cost controls have operating income come up year over year. This is possible, but would not be easy to accomplish.

19.  As you look at inflation on expenses, outside of labor, where are the largest increases occurring and what is the percent increase?

It seems funny to get a question about inflation as our last question for 2001. Most of what we read seems to have people with not much else to do worrying about the likelihood of a period of deflation.

Your question speaks of expenses, so we will exclude the costs of purchased transportation. With the question thus limited, we can say that the largest non-labor expense we have is occupancy followed by information technology charges. In each of these areas, inflation is not a meaningful issue. Total costs may be increasing, but the cause is increased consumption caused by our changing size and not inflation. As we look to 2002, we can see many things that are more important than inflation. We hope we are right about this, but we have never claimed an ability to look into the future. Looking back just one year, we would not have predicted much of what has happened in 2001 and we wonder just how many would dare say anything different?

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

December 18, 2001	/s/ PETER J. ROSE Peter J. Rose, Chairman and Chief Executive Officer

December 18, 2001	/s/ R. JORDAN GATES R. Jordan Gates, Executive Vice President- Chief Financial Officer and Treasurer

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Item 9. Regulation FD Disclosure.
SIGNATURES